Exhibit 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION FILES $20 MILLION
SHELF REGISTRATION STATEMENT
MINNEAPOLIS, MN – August 24, 2009 – Navarre Corporation (Nasdaq: NAVR), a publisher and distributor of physical and digital home entertainment and multimedia products, today announced that it has filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission. The Company is seeking the registration of $20 million of Navarre Corporation common stock.
“Although we do not have any current plans to raise capital, we anticipate that this registration statement will be useful as we look towards accomplishing our strategic growth objectives. The flexibility and efficiency that is provided by the increasingly common shelf registration process is a significant benefit to the Company and our shareholders,” commented Cary L. Deacon, President and CEO of Navarre Corporation.
This registration statement has been filed with the SEC but has not yet become effective. The securities covered by the registration statement may not be sold, nor will offers to buy be accepted prior to the effectiveness of the registration statement. The specific terms of any offering made under this shelf registration statement will be set out in a prospectus supplement. The Company has no current commitments to raise capital under this registration statement.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification.
About Navarre Corporation
Navarre® Corporation is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories. Navarre licenses and publishes home entertainment and multimedia content through its wholly-owned FUNimation Entertainment® and Encore® subsidiaries and has established distribution relationships with customers across a wide spectrum of retail channels. Navarre was founded in 1983 and is headquartered in New Hope, Minnesota. Additional information regarding Navarre can be found at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation arising out of this investigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its new ERP system; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.